EXHIBIT 10.2

Summary of Director Compensation

Attached is Schedule B that details Board of Director and Committee Member compensation.  Directors that are salaried officers of the corporation receive no director or committee compensation.  Schedule B is approved annually by the Board of Directors.

EXHIBIT 10.2 Continued

SCHEDULE B
JANUARY 18, 2012

DIRECTORS’ COMPENSATION:	Non-salaried Directors $18,500 annual retainer plus $1,800 per meeting attended of Tri City National Bank and $400 per meeting attended of Tri City Bankshares Corporation, payable quarterly

EXECUTIVE COMMITTEE:	Annual compensation, payable quarterly:
Ronald K. Puetz	Ronald K. Puetz – no compensation
William Gravitter	William Gravitter	$20,000
Sanford Fedderly	Sanford Fedderly	$13,600
Christ Krantz	Christ Krantz	$ 6,300
Brian T. McGarry	Brian T. McGarry	$ 6,300
Plus $1,800 per meeting attended

LOAN COMMITTEE:
William Werry, Chairman	Non-salaried Directors:
Robert W. Orth	Chairman $900 per meeting attended
Sanford Fedderly	Other members $600 per meeting attended
William Gravitter	Payable quarterly
Christ Krantz
Ronald K. Puetz
Scott A. Wilson
Brian T. McGarry

AUDIT COMMITTEE:
William N. Beres, Chairman	Chairman $11,750 per annum, payable quarterly
Sanford Fedderly	Non-salaried members $375 per meeting attended
Christ Krantz	Payable quarterly

CRA/COMPLIANCE COMMITTEE
Scott A. Wilson, Chairman	Non-salaried Directors:
David A. Urlich, Jr.	$375 per meeting attended, payable quarterly
Scott D. Gerardin
Georgia Franecki
Joseph Porter
Michael Koenen
William Zick
Mark Dandrea
Kristen Gagliano